Exhibit 10.6

GUESS?, INC.

ANNUAL INCENTIVE BONUS PLAN

(AS AMENDED AND RESTATED JANUARY 18, 2007)

Section 1.   Purposes

The purposes of the Guess?, Inc. Annual Incentive Bonus Plan (the “Plan”) are (i) to provide greater motivation for selected key employees of Guess?, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined in Section 3(c) below) to attain and maintain the highest standards of performance, (ii) to attract and retain executives of outstanding competence, and (iii) to direct the energies of executives toward the achievement of specific business goals established for the Company and its Subsidiaries.

The Plan is designed to qualify compensation paid under the Plan to Covered Employees (as defined in Section 3(a) below) as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 162(m)”).

Section 2.   Administration and Interpretation

(a)   The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), which shall consist of not less than two members of the Board who qualify as “outside directors” as defined under Section 162(m). The Committee may designate all or any portion of its power and authority under this Plan to any sub-committee of the Committee or to any executive officer or executive officers of the Company (each an “Authorized Committee Designee”); provided that no such designation shall be permitted or effective with respect to any award to, or any other matter concerning, any Covered Employee. An Authorized Committee Designee, to the extent provided by the Committee, shall have and may exercise all the power and authority of the Committee hereto, subject to the limitations set forth in the immediately preceding sentence.

(b)   The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final, conclusive and binding upon all parties, including, without limitation, the Company and the key employees who participate in the Plan.

(c)   The Plan shall be administered to comply with Section 162(m) and, if any provisions of the Plan cause any award to a Covered Employee to not qualify as performance-based compensation under Section 162(m), that provision shall be stricken from this Plan, but the other provisions of the Plan shall remain in effect. Any action striking any portion of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under the Plan.

Section 3.   Participation

(a)   Participation in the Plan during any fiscal year shall be limited to (i) any person serving as Chief Executive Officer of the Company and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) (“Covered Employees”) and (ii) those key employees of the Company and its Subsidiaries, other than the Covered Employees, who, in the sole opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee (“Key Employees” and together with the Covered Employees, “Participants”); provided that participation by an employee of a Subsidiary shall be subject to approval of the Plan by such Subsidiary’s Board of Directors, which approval shall constitute the Subsidiary’s agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee.

(b)   Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant’s employment agreement, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a fiscal year for any reason other than disability (as determined by the Company), retirement at or after age 55, or death, his or her participation in the Plan for such year will terminate forthwith and he or she will not be entitled to any award for such year. If, prior to the end of a fiscal year, a Participant’s employment ceases because of disability (as determined by the Company), retirement at or after age 55, or death, or if the effective date of participation by a Participant for any year shall be after the first day of such fiscal year, the Participant shall be entitled to receive only that proportion of the amount, if any, that he or she otherwise would have received under the Plan for the full fiscal year which the number of days of his or her participation in the Plan during such fiscal year bears to the total number of days in such fiscal year; provided, however, that if the effective date of participation by a Covered Employee for any fiscal year shall be after the first day of the fiscal year, then the Committee must establish the Performance Goals (as defined in Section 4(d) below) for such Covered Employee while the performance relating to such Performance Goals remain substantially uncertain within the meaning of Section 162(m) and in no event after 25% of the fiscal year has elapsed.

(c)   The term “Subsidiary” shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.

Section 4.   Determination of Incentive Awards

Within the time period prescribed by Section 162(m) for each fiscal year, the Committee may authorize awards to Participants pursuant to either or both of the following methods in clauses (a) and (b) below:

(a)   For each fiscal year, the Committee shall: (i) determine the Participants who are to be eligible to receive performance-based awards under the Plan during such year, (ii) notify each such Participant in writing concerning his or her selection for participation in the Plan for such year, (iii) select the Performance Criteria applicable to such year for each such Participant and

(iv) establish, in terms of an objective formula or standard for each Participant, the Performance Goal and the amount of each award which may be earned for such year if such Performance Goal is achieved.

(b)   The Committee may in its sole and absolute discretion provide for discretionary bonuses for any of the Key Employees.

(c)   The term “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings, operating earnings or income, earnings per share, cash flow, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, revenue growth, share price growth, shareholder returns, gross or net profit margin, comparison to peer companies, or any combination of the foregoing, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to the results of a peer group.

(d)   The term “Performance Goals” means the goals established in writing by the Committee for the fiscal year based upon the Performance Criteria. The Performance Goal may be expressed in terms of overall Company performance or the performance of an operating unit, business unit, segment, subsidiary or other division or any portion or combination thereof of the Company.

(e)   Actual financial performance shall be measured by reference to the Company’s financial records and the consolidated financial statements of the Company. In determining performance, the Committee in its sole and absolute discretion shall, in the case of awards to Covered Employees, and may, in the case of awards to Key Employees, direct that adjustments to the Performance Goals or actual financial performance as reported be made to reflect extraordinary organizational, operational or other changes that have occurred during such fiscal year, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss or events that might create unwarranted hardships or windfalls to Participants, in each case, with respect to Covered Employees, only to the extent consistent with the requirements of Section 162(m) to qualify such awards as performance-based compensation. Notwithstanding the foregoing, the Committee may, by express provision with respect to a specific award provide at the time the performance goals are established that one or more of the adjustments in the foregoing sentence will not be made with respect to the award or establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustment to the award. The Committee is authorized at any time during or after the fiscal year to increase (except with respect to awards payable to Covered Employees), reduce or eliminate the amount of an award payable to any Participant for any reason. The Committee may also provide that the Chief Executive Officer or Chairman of the Board shall have the discretion to increase or decrease the award otherwise payable to any Key Employee based upon their individual performance during the fiscal year.

Section 5.   Awards

(a)   No later than 90 days after the last day of each fiscal year, the Committee shall determine awards to Participants for such fiscal year by comparing actual financial performance to the Performance Goals, Performance Criteria and amounts of awards adopted by the Committee for such year and the Committee shall, with respect to Covered Employees, certify, by resolution or other appropriate action in writing, that the amount of the award has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Goals and any other material terms established by the Committee or set forth in this Plan were in fact satisfied. If the Committee has not adopted specified goals for the fiscal year, the Committee shall meet no later than 90 days after the last day of such fiscal year to determine if discretionary bonuses shall be awarded to Key Employees. Each award under the Plan shall be paid in cash promptly after the amount of the award has been determined and, with respect to awards to Covered Employees, the Committee has certified that the relevant performance goals have been achieved; provided, that in all events, each award shall be paid no later than the 15th day of the third month following the Company’s first taxable year in which such award is no longer subject to a substantial risk of forfeiture.

(b)   No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

(c)   There is no requirement that the maximum amount available for awards in any fiscal year be awarded, nor that an award will be granted to any particular Participant for any fiscal year. Any portion of any amount available for making awards for any fiscal year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

(d)   Notwithstanding any provision in the Plan to the contrary, the maximum award payable to any Participant under the Plan for any calendar year shall be $3.2 million.

(e)   In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an award under the Plan. Any such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company. In the case of any deferred payment of an award to a Covered Employee after the attainment of the applicable Performance Goal, any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

Section 6.   Death of Participant

If a Participant dies before or after termination of employment, any unpaid installments of an award shall be paid to his or her legal representatives, either in the installments as originally provided or otherwise as the Committee may determine in each individual case, or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant.

Section 7.   Non-Assignability and Contingent Nature of Rights

No Participant, no person claiming through him or her, nor any other person shall have any right or interest in the Plan or its continuance, or in the payment of any award under the Plan, unless and until all the provisions of the Plan, the rules adopted thereunder, and restrictions and limitations on the award itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

Section 8.   Source of Payments

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 9.   Tax Withholding

The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10.   Duration, Termination and Amendment

Subject to approval by the Company’s stockholders at the 2005 annual meeting of Company stockholders, the Plan shall be effective for the fiscal year of the Company commencing January 1, 2005 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as described below. Upon such approval of the Plan by the Company’s stockholders at the 2005 annual meeting of Company stockholders, all awards approved or granted under the Plan on or after January 1, 2005 shall be fully effective.

The Committee may at any time terminate or from time to time modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of the Plan in such respects as the Committee may deem advisable; provided that no such termination or modification shall impair any rights which have accrued under the Plan; and provided further, that the Committee may not without stockholder approval adopt any amendment that would require the vote of stockholders pursuant to Section 162(m).

Section 11.   No Restriction on Right to Effect Changes

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, or any other event or series of events, whether of a similar character or otherwise.

Section 12.   Headings

The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 13.   Governing Law

This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 14.   No Contract of Employment or Right to Awards

Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted awards under the Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.